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                                                                   EXHIBIT 23.2

   INDEPENDENT AUDITORS' CONSENT AND REPORT ON FINANCIAL STATEMENT SCHEDULE

The Board of Directors Ballantyne of Omaha, Inc.:

  The audits referred to in our report, dated January 10, 1997, included the related financial statement schedule for each of the years in the three-year-period ended December 31, 1996, included in and incorporated by reference in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We consent to the use of our reports included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                       KPMG Peat Marwick LLP

Omaha, Nebraska
May 23, 1997